Exhibit 1.1

December 23, 2015

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

500 East 10th Street

Alamogordo, NM 88310

Attention:	Ms. Jill Gutierrez
Chief Executive Officer

Ladies and Gentlemen:

This letter confirms the engagement of Keefe, Bruyette & Woods, Inc. (“KBW”) to act as the exclusive financial advisor to (i) AF Mutual Holding Company, (ii) Alamogordo Financial Corp., and (iii) BANK’34 (collectively with any of its successors or any new stock holding company formed to effect the second step offering, the “Bank”) in connection with the Bank’s proposed reorganization from the mutual holding company form to the full stock form of organization pursuant to the Bank’s proposed Plan of Conversion and Reorganization (the “Conversion”), including the offer and sale of certain shares of the common stock (the “Common Stock”) of a holding company (the “Holding Company”) to be formed by the Bank to eligible persons in a Subscription Offering, with any remaining shares offered to the general public in a Community Offering (as defined herein) (a Subscription Offering, a Community Offering and any Syndicated Community Offering (as defined herein) are collectively referred to herein as the “Offerings”). In addition, KBW will act as Conversion Agent and Data Processing Records Management Agent in connection with the Offerings pursuant to the terms of a separate agreement between the Bank and KBW. The Bank and the Holding Company are collectively referred to herein as the “Company”. This letter sets forth the terms and conditions of our engagement.

1.	Advisory/Offering Services

As the Company's exclusive financial advisor, KBW will provide financial and logistical advice to the Company and will assist the Company’s management, legal counsel, accountants and other advisors in connection with the Conversion and the Offerings, and related issues. We anticipate our services will include the following, each as may be necessary and as the Company may reasonably request:

1.	Providing advice on the financial and securities market implications of the Conversion and any related corporate documents, including the Plan of Conversion and Reorganization;

2.	Assisting in structuring the Offerings, including developing and assisting in

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

implementing a marketing strategy for the Offerings;

3.	Serving as sole bookrunning manager in connection with the Offerings;
4.	Reviewing all offering documents related to the Offerings, including the prospectus (the “Prospectus”) and any related offering materials, stock order forms, letters, brochures and other related offering materials (it being understood that preparation and filing of such documents will be the responsibility of the Company and its counsel);
5.	Assisting the Company in preparing for and scheduling meetings with potential investors and broker-dealers, as necessary;
6.	Assisting the Company in analyzing proposals from outside vendors retained in connection with the Offerings, including printers, transfer agents and appraisal firms;
7.	Assisting the Company in the drafting and distribution of press releases as required or appropriate in connection with the Offerings;
8.	Meeting with the board of directors of the Company (the “Board of Directors”) and/or management of the Company to discuss any of the above services; and
9.	Performing such other financial advisory and investment banking services in connection with the Conversion and the Offerings as may be agreed upon by KBW and the Company.

2.	Due Diligence Review

The Company acknowledges and agrees that KBW’s obligation to perform the services contemplated by this Agreement shall be subject to the satisfactory completion of such investigations and inquiries relating to the Company, and its directors, officers, agents and employees, as KBW and their counsel in their sole discretion may deem appropriate under the circumstances (the “Due Diligence Review”).

The Company agrees it will make available to KBW all information, whether or not publicly available, which KBW reasonably requests (the “Information”), and will permit KBW to discuss with the Board of Directors and management the operations and prospects of the Company. KBW will treat all Confidential Information (as defined herein) as confidential in accordance with the provisions of Section 9 hereof. The Company recognizes and confirms that KBW (a) will use and rely on and assume the accuracy and completeness of the Information in performing the services contemplated by this Agreement without having independently verified or analyzed the accuracy or completeness of same, and (b) does not assume responsibility or liability for the accuracy or completeness of the Information or to conduct any independent verification or any appraisal or physical inspection of properties or assets. The Company acknowledges and agrees that KBW will rely upon Company management as to the reasonableness and achievability of any financial and operating forecasts and projections provided to KBW or which KBW is directed to use, and that KBW will assume, at the Company’s direction, that all financial forecasts and projections have been reasonably prepared by Company management on a basis reflecting the best then currently available estimates and judgments of management as to the expected future financial performance of the Company, and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

3.	Regulatory Filings

The Company will cause the registration statement (the “Registration Statement”) and the Prospectus to be filed with the Securities and Exchange Commission (the “SEC”) and will cause all other offering documents in respect of the Conversion and the Offerings to be filed, as necessary or appropriate, with applicable regulatory agencies including the SEC, the Financial Industry Regulatory Authority ("FINRA”), and the appropriate federal and/or state bank regulatory agencies. In addition, the Company and KBW agree that the Company’s counsel shall serve as counsel with respect to blue sky matters in connection with the Offerings, and that the Company shall cause such counsel to prepare a Blue Sky Memorandum related to the Offerings including KBW’s participation therein and shall furnish KBW a copy thereof addressed to KBW or upon which counsel shall state KBW may rely.

4.	Fees

For the services hereunder, the Company shall pay the following non-refundable cash fees to KBW, in the amounts and at the times set forth below:

(a)	Management Fee: A non-refundable cash fee in an amount of $50,000 (the “Management Fee”) shall be payable by the Company to KBW, as follows: (i) $25,000 shall be paid immediately upon the execution of this Agreement and (ii) the remaining $25,000 shall be paid immediately upon the initial filing of the Registration Statement (whether or not such filing is publicly available). Each payment in respect of the Management Fee shall be deemed to have been earned in full when due. Should the Offerings or this Agreement be terminated for any reason, KBW shall be deemed to have earned in full, and be entitled to be paid in full, all fees then due and payable as of such date of termination.

(b)	Success Fee: A Success Fee of $250,000 for shares of the Common Stock sold in the Subscription Offering and the Community Offering shall be paid upon the completion of the Offerings. The Management Fee described in 4(a), to the extent then already paid, will be credited against the Success Fee. The obligation to pay to KBW the full Success Fee upon completion of the Subscription Offering and any Community Offering shall survive any termination of this agreement, including any termination occurring prior to the completion of such Offerings.

(c)	Fees for Syndicated Community Offering: If any shares of the Common Stock remain unsold after the completion of the Subscription Offering and any Community Offering, at the request of the Company, KBW will seek to form a syndicate of registered broker-dealers (a “Syndicated Community Offering”), to assist on a best efforts basis, subject to the terms and conditions set forth in a selected dealers agreement to be entered into by and between the Company and KBW. KBW will endeavor to distribute the Common Stock among broker-dealers in a fashion which best meets the distribution objectives of the Company and the Conversion. In the event of a Syndicated Community Offering, KBW will be paid a transaction fee not

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

to exceed 6.0% of the aggregate purchase price of the shares of Common Stock sold in the Syndicated Community Offering. The Success Fee described in 4(b) will be credited against the transaction fee. From this fee, KBW will pass onto selected broker-dealers (if any), who assist in the Syndicated Community Offering, an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of a broker/dealer other than KBW shall be transmitted by KBW to such broker/dealer.

(d)	In connection with the Subscription Offering, if, as a result of any resolicitation of subscribers undertaken by the Company, KBW reasonably determines that it is required or requested to provide significant services, KBW will be entitled to additional compensation for such services, which additional compensation will not exceed $25,000.

The terms of any Agency Agreement (as defined herein) to be entered into between the Company and KBW in connection with the Offerings shall contain fee provisions no less favorable to KBW than those set forth above. To the extent required under applicable FINRA rules and regulations, the payment of compensation by the Company to KBW pursuant to this Section 4 is subject to FINRA’s review thereof.

5.	Additional Services

KBW further agrees to provide general financial advisory assistance to the Company that is not in the context of any contemplated transaction, for a period of three years following completion of the Offerings, including general strategic planning, the creation of a capital management strategy designed to enhance the value of the Company, including the formation of a dividend policy and share repurchase program, assistance with shareholder relations matters, general advice on mergers and acquisitions, and other related financial matters, without the payment by the Company of any fees in addition to those set forth in Section 4 hereof. Nothing in this Agreement shall require the Company to obtain such services from KBW. If KBW acts as a financial advisor to the Company in connection with any specific transactions, the terms of such engagement will be set forth in a separate agreement between the Company and KBW.

6.	Expenses

The Company will bear all expenses of the proposed Offerings customarily borne by issuers, including, without limitation, regulatory filing fees, SEC, "Blue Sky," and FINRA filing and registration fees; the fees of the Company's accountants, attorneys, appraiser, business plan consultant, transfer agent and registrar, printing, mailing and marketing and syndicate expenses associated with the Offerings; the fees set forth in Section 4; and fees for "Blue Sky" legal work. If KBW incurs any expenses on behalf of Company in connection with the matters contemplated by this Agreement, the Company will reimburse KBW for such expenses.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

KBW will also be reimbursed for its reasonable out-of-pocket expenses, not to exceed $30,000 (subject to the provisions of this paragraph), related to the Offerings, including, but not limited to, costs of travel, meals and lodging, clerical assistance, photocopying, telephone, facsimile, and couriers. KBW will also be reimbursed for fees and expenses of its counsel not to exceed $75,000 (subject to the provisions of this paragraph). These expense caps assume no unusual circumstances or delays, and no resolicitation in connection with the Offerings. The Company acknowledges and agrees that, in the event unusual circumstances arise or a delay or resolicitation occurs (including but not limited to a delay in the Offerings which would require an update of the financial information in tabular form to reflect a period later than that set forth in the original filing of the offering documents), such expense caps may be increased by additional amounts, not to exceed an additional $10,000 in the case of additional out-of-pocket expenses of KBW and an additional $15,000 in the case of additional fees and expenses of KBW’s legal counsel. In no event shall out-of-pocket expenses, including fees and expenses of counsel, exceed $130,000. The provisions of this paragraph shall not apply to or in any way impair or limit the indemnification or contribution provisions contained herein.

7.	Limitations

The Company acknowledges that all opinions and advice (written or oral) given by KBW to the Company in connection with KBW’s engagement are intended solely for the benefit and use of the Company for the purposes of its evaluation of the proposed Offerings. Unless otherwise expressly stated in an opinion letter issued by KBW or otherwise expressly agreed, no one other than the Company is authorized to rely upon this engagement of KBW or any statements or conduct by KBW. The Company agrees that any such opinion or advice, as well as this Agreement (including any of the terms hereof) shall not be used, reproduced, disseminated, quoted or referred to at any time, in any manner, or for any purpose, nor shall any public references to KBW be made by the Company or any of its representatives, without the prior written consent of KBW.

It is expressly understood and agreed that KBW is not undertaking to provide any advice relating to legal, regulatory, accounting or tax matters. In furtherance thereof, the Company acknowledges and agrees that (a) it and its affiliates have relied and will continue to rely on the advice of its own legal, tax and accounting advisors for all matters relating to the Conversion and the Offerings, and all other matters and (b) neither it, or any of its affiliates, has received, or has relied upon, the advice of KBW or any of its affiliates regarding matters of law, regulation, taxation or accounting.

The Company acknowledges and agrees that KBW has been retained to act solely as financial advisor to the Company and not as an advisor to or agent of any other person, and the Company’s engagement of KBW is not intended to confer rights upon any person not a party to this Agreement (including shareholders, employees or creditors of the Company) as against KBW or its affiliates, or their respective directors, officers, employees or agents. In such capacity, KBW shall act as an independent contractor, and any duties arising out of its engagement shall be owed solely to the Company. It is understood that KBW’s responsibility to the Company is solely contractual in nature and KBW does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

The Company acknowledges that KBW is a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, KBW and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in the Company's debt or equity securities, or the debt or equity securities of the Company's affiliates or other entities that may be involved in the transactions contemplated by this Agreement. In addition, KBW and its affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to the Company. The Company acknowledges that KBW and its affiliates have no obligation to use in connection with this engagement or to furnish the Company confidential information obtained from other companies.

8.	Benefit

This Agreement shall inure to the benefit of the parties hereto and their respective successors, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors; provided, however, that this Agreement shall not be assignable without the mutual consent of KBW and the Company.

9.	Confidentiality

KBW acknowledges that a portion of the Information provided to it in connection with its engagement hereunder may contain confidential and proprietary business information concerning the Company (such Information, the “Confidential Information”). KBW agrees that, except as contemplated in connection with the performance of its services under this agreement, as authorized by the Company or as required by law, regulation or legal process, it will treat as confidential all Confidential Information; provided, however, that KBW may disclose such Confidential Information to its agents and advisors who are assisting or advising KBW in performing its services hereunder and who have been instructed to be bound by the terms and conditions of this paragraph. As used herein, the term “Confidential Information” shall not include information which (a) is or becomes available to the public other than as a result of a disclosure by KBW or its representatives in violation of this Agreement, (b) was available to KBW on a non-confidential basis prior to its disclosure to KBW or its representatives by the Company, or (c) becomes available to KBW on a non-confidential basis from a person other than the Company who is not known to KBW to be bound not to disclose such information pursuant to a contractual obligation of confidentiality to the Company.

The Company hereby acknowledges and agrees that all presentation materials and financial models used by KBW in performing its services hereunder have been developed by and are proprietary to KBW. The Company agrees that it will not reproduce or distribute all or any portion of such models or presentations without the prior written consent of KBW.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

10.	Advertisements

The Company agrees that, following the closing of the Offerings, KBW has the right to place advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of such offering. In addition, the Company agrees to include in any press release or public announcement announcing any such offering a reference to KBW’s role as financial advisor and sole bookrunning manager with respect to such offering, provided that the Company will submit a copy of any such press release or public announcement to KBW for its prior approval, which approval shall not be unreasonably withheld or delayed.

11.	Indemnification

As KBW will be acting on behalf of the Company in connection with the Conversion and the Offerings, the Company agrees to indemnify and hold harmless KBW and its affiliates, the respective partners, directors, officers, employees and agents of KBW and its affiliates and each other person, if any, controlling KBW or any of its affiliates and each of their successors and assigns (KBW and each such person being an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, or otherwise related to or arising out of the Conversion or the Offerings or the engagement of KBW pursuant to, or the performance by KBW of the services contemplated by, this Agreement, and will reimburse any Indemnified Party for all expenses (including legal fees and expenses) as they are incurred, including expenses incurred in connection with the investigation, preparing for or defending any such action or claim whether or not in connection with pending or threatened litigation, or any action or proceeding arising therefrom, whether or not KBW is a party; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense (a) arises out of or is based upon any untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in any final prospectus, or any amendment or supplement thereto, made in reliance on and in conformity with written information furnished to the Company by KBW expressly for use therein or (b) to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from KBW’s gross negligence or bad faith of KBW.

If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any person otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, the Company shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and KBW, on the other hand, of the engagement provided for in this Agreement or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and KBW, as well as any other relevant equitable considerations; provided,

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

however, in no event shall KBW's aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by KBW under this Agreement. For the purposes of this Agreement, the relative benefits to the Company and to KBW of the engagement under this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company in the Conversion and the Offerings that are the subject of the engagement hereunder, whether or not consummated, bears to (b) the fees paid or to be paid to KBW under this Agreement.

The Company also agrees that neither KBW, nor any of its affiliates nor any officer, director, employee or agent of KBW or any of its affiliates, nor any person controlling KBW or any of its affiliates, shall have any liability to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted primarily from KBW’s bad faith or gross negligence. The foregoing agreement shall be in addition to any rights that KBW, the Company or any Indemnified Party may have at common law or otherwise, including, but not limited to, any right to contribution. For the sole purpose of enforcing and otherwise giving effect to the indemnification and contribution provisions of this agreement, the Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this agreement is brought against KBW or any other indemnified party.

The Company agrees that it will not, without the prior written consent of KBW, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not KBW is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise or consent includes an unconditional release of KBW from all liability arising out of such claim, action, suit or proceeding.

12.	Definitive Agreement

This Agreement reflects KBW's present intention of proceeding to work with the Company on the proposed Offerings. No legal and binding obligation is created on the part of the Company or KBW with respect to the subject matter hereof, except as to (i) the agreement to maintain the confidentiality of Confidential Information set forth in Section 9, (ii) the payment of certain fees as set forth in Section 4, (iii) the payment of expenses as set forth in Section 6, (iv) the limitations set forth in Section 7, (v) the limitations of liability, the indemnification and contribution obligations and the other provisions set forth in Section 11 and (iv) those terms as may be set forth in a mutually agreed upon agency agreement between KBW and the Company to be executed prior to commencement of the Offerings (the “Agency Agreement”), all of which, notwithstanding anything to the contrary that may be contained herein, shall constitute the binding obligations of the parties hereto and which shall survive any termination of this Agreement or the completion of the services furnished hereunder and shall remain operative and in full force and effect.

The Company acknowledges and agrees that KBW’s provision of services in connection with the

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

Conversion and the Offerings, as contemplated herein, is expressly subject to (a) satisfactory completion of Due Diligence Review by KBW, (b) the preparation of a Registration Statement and Prospectus and other offering materials that are satisfactory to KBW in form and substance, (c) compliance with all applicable legal and regulatory requirements to the reasonable satisfaction of KBW and its counsel, (d) market conditions (including at the time of any of the proposed Offerings), (e) approval of KBW’s internal committee and (f) any other conditions that KBW may deem appropriate for the transactions contemplated hereby.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and can be altered only by written consent signed by the parties. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. Any right to trial by jury with respect to any claim or action arising out of this Agreement or conduct in connection with the engagement is hereby waived by the parties hereto.

If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning an original copy of this Agreement to the undersigned.

Very truly yours,

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ James T. Crotty	Date:	12/23/2015
James T. Crotty
Director

AF Mutual Holding Company

BANK ‘34

Alamogordo Financial Corp.

By:	/s/ Jill Gutierrez	Date:	12/29/2015
Jill Gutierrez
Chief Executive Officer

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

December 23, 2015

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

500 East 10th Street

Alamogordo, NM 88310

Attention:	Ms. Jill Gutierrez
Chief Executive Officer

Re: Services of Conversion Agent and Data Processing Records Management Agent

Ladies and Gentlemen:

This letter agreement (this “Agreement”) confirms the engagement of Keefe, Bruyette & Woods, Inc. (“KBW”) by (i) AF Mutual Holding Company, (ii) Alamogordo Financial Corp., and (iii) BANK’34 (collectively with any of its successors or any new stock holding company formed to effect the second step offering, the “Bank”), on behalf of both itself and the Company (as defined herein), to act as the conversion agent and the data processing records management agent (KBW in such capacities, the “Agent”) to the Company in connection with the Bank’s proposed reorganization from the mutual holding company form to the full stock form of organization, including the offer and sale of the common stock (the “Conversion”) pursuant to the Company’s Plan of Conversion and Reorganization (the “Plan of Conversion”). The sale will be to eligible persons in a subscription offering (the “Subscription Offering”), with any remaining unsold shares of Common Stock to then be offered to the general public in a community offering (the “Community Offering”) and if necessary, through a syndicate of broker-dealers organized by KBW (a “Syndicated Community Offering”) (the Subscription Offering, Community Offering, and any Syndicated Community Offering are collectively referred to herein as the “Offerings”).

This Agreement sets forth the terms and conditions of KBW’s engagement solely in its capacity as Agent. It is acknowledged that the terms of KBW’s engagement by the Company as exclusive financial advisor in the Conversion and as sole bookrunning manager in the Offerings is set forth in a separate agreement entered into by and between KBW and the Bank (on behalf of both itself and the Company) on or about the date hereof (such separate agreement, the “Advisory Agreement”).

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

1.	Description of Services.

As Agent, and as the Company may reasonably request, KBW will provide the services further described below (the “Services”):

1.	Consolidation of Accounts and Development of a Central File, including, but not limited to the following:
•	Consolidate accounts having the same ownership and separate the consolidated file information into necessary groupings to satisfy mailing requirements;
•	Create the master file of account holders as of key record dates; and
•	Provide software for the operation of the Company’s Stock Information Center, including subscription management and proxy solicitation efforts.

2.	Preparation of Proxy Forms; Proxy Solicitation and Special Meeting Services, including, but not limited to the following:
•	Assist the Company’s financial printer with labeling of proxy materials for voting;
•	Provide support for any follow-up mailings to members, as needed, including proxy grams and additional solicitation materials;
•	Proxy and ballot tabulation; and
•	Act as Inspector of Election for the Company’s special meeting of members, if requested, assuming the election is not contested.

3.	Subscription Services, including, but not limited to the following:
•	Assist the Company in establishing and managing a Stock Information Center;
•	Advise on the physical location of the Stock Information Center including logistical and materials requirements;
•	Assist in educating Company personnel;
•	Establish recordkeeping and reporting procedures;
•	Supervise the Stock Information Center during the Offerings;
•	Assist the Company’s financial printer with labeling of offering materials for subscribing for shares of Common Stock;
•	Provide support for any follow-up mailings to members, as needed, including additional solicitation materials;
•	Common Stock order form processing and production of daily reports and analysis;
•	Provide supporting account information to the Company’s legal counsel for “blue sky” research and applicable registration;
•	Assist the Company’s transfer agent with the generation and mailing of stock certificates or statements of ownership;
•	Perform interest and refund calculations and provide a file to enable the Company or its transfer agent to generate interest and refund checks; and

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

•	Create 1099-INT forms for interest reporting, as well as magnetic media reporting to the IRS, for subscribers paid $10 or more in interest for subscriptions paid by check, if this service is not provided by the Company’s transfer agent.

4.	Records Processing Services: KBW will provide records processing services (the “Records Processing Services”) contemplated hereby. The parties hereto expressly acknowledge and agree that KBW expects to subcontract certain Records Processing Services, including without limitation certain integral data processing functions, to any one or more of its affiliates or to any other party (including non-affiliate third parties).

2.	Duties and Obligations.

KBW, as Agent, hereby agrees to perform the Services in a commercially reasonable manner and to comply with all timely, appropriate and lawful instructions received from duly authorized representatives of the Company. KBW makes no warranties regarding the rendering of the Services (including, without limitation, warranties of merchantability, security, accuracy, non-infringement, and fitness for a particular purpose), and no additional warranties may be implied from the terms of this Agreement. The Company will: (i) inform all of its authorized representatives, which may include attorneys, agents and advisors, that KBW shall act as the exclusive Agent and that they are authorized and directed to communicate with KBW and to promptly provide KBW with all information that is reasonably requested; (ii) cause KBW to have adequate notice of, and permit KBW to attend, meetings (whether in person or otherwise) where KBW’s attendance is, in the discretion of KBW, relevant, advisable or necessary; (iii) cause KBW to receive, as they become available, copies of the documents relating to the Plan of Conversion, the Conversion and the Offerings, to the extent KBW believes that such documents are necessary or appropriate for it to perform the Services and (iv) cause KBW to have adequate advance notice of any proposed changes to the Plan of Conversion, the proposed Services or the timetable of the Offerings. Failure by the Company to keep KBW timely and adequately informed or to provide KBW with complete and accurate necessary information on a timely basis shall excuse KBW’s delay in the performance of its Services and may be grounds for KBW to terminate the Services pursuant to this Agreement.

The actions to be taken by KBW hereunder are deemed by the parties to be ministerial only and not discretionary. KBW, in its capacity as Agent under this Agreement, shall not be called upon at any time to give any advice regarding implementing the Plan of Conversion. The Company shall have the sole responsibility to make any and all decisions with respect to implementing the Plan of Conversion, including but not limited to decisions regarding which customer bank accounts are to be included in accountholder records provided to KBW.

KBW expects to subcontract certain data processing functions integral to the Services with any one or more of its affiliates or with any other party. The fees and expenses of such subcontractor shall not be billed to the Company, unless otherwise agreed to by the parties hereto in writing.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

Such subcontractor shall agree to comply with the provisions of this Agreement set forth under the heading “Confidentiality and Consumer Privacy.”

3.	Fees Payable to KBW.

For the Services described above, the Company agrees to pay KBW a non-refundable cash fee of $25,000 (the “Services Fee”). Such fee is based upon the requirements of current banking regulations, the Company’s Plan of Conversion as currently contemplated, and the expectation that member data will be processed as of three key record dates. Any material changes in applicable regulations or the Plan of Conversion, or delays requiring duplicate or replacement processing due to changes to record dates, may result in additional fees not exceeding $10,000 payable to KBW. The Services Fee shall be payable as follows: (i) $5,000 shall be payable immediately upon execution of this Agreement, which shall be non-refundable and deemed to be earned in full when paid and (ii) all remaining amounts shall be payable immediately upon the completion of the Offerings.

4.	Costs and Expenses; Reimbursement.

The Company will bear all of expenses in connection with the Offerings and the matters contemplated by this Agreement. The Company shall also reimburse KBW for its reasonable out-of-pocket expenses incurred in connection with the Services, regardless of whether the Offerings are consummated, provided that such out-of-pocket expenses shall not exceed $10,000 without the Company’s written consent, which shall not be unreasonably withheld, conditioned or delayed, in which case such additional expenses shall not exceed $5,000. Typical expenses include, but are not limited to, additional programming costs, postage, overnight delivery, telephone and travel. Not later than two days before the closing of the Offerings, KBW will provide the Company with documentation of all reimbursable expenses of KBW, to be paid at closing. The provisions of this paragraph shall not apply to or in any way impair the indemnification, contribution or liability limitation provisions set forth in this Agreement.

5.	Reliance on Information Provided.

The Company agrees to provide KBW with such information as KBW may reasonably require to carry out the Services under this Agreement (all such information so provided, the “Information). The Company recognizes and confirms that KBW (a) will use and rely on and assume the accuracy and completeness of such Information in performing the Services contemplated by this Agreement without having independently verified or analyzed the accuracy or completeness of the same, and (b) does not assume responsibility or liability for the accuracy or completeness of the Information (including, without limitation, accountholder records provided or processed) or to conduct any independent verification or any appraisal or physical inspection of properties or assets.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

KBW, as Agent, may further rely upon the instructions and representations (whether oral or in writing) of the Company’s duly authorized representatives, without inquiry or investigation. KBW shall not be responsible for any action taken in reliance upon any signature, endorsement, assignment, certificate, order, request, notice or instruction (whether written or oral), or other instrument or document reasonably believed by it to be valid, genuine and sufficient in carrying out its duties hereunder. KBW shall not be liable or responsible, and shall be fully authorized and protected for, acting or failing to act in accordance with any oral instructions or requests.

KBW may consult with legal counsel chosen in good faith as to KBW’s obligations or performance under this Agreement, and KBW shall not incur any liability in acting in good faith in accordance with any advice from such counsel with respect to KBW’s obligations or performance under this Agreement.

6.	Confidentiality and Consumer Privacy.

KBW acknowledges that a portion of the Information provided to it in connection with its engagement hereunder may contain confidential and proprietary business information concerning the Company (such Information, the “Confidential Information”). KBW agrees that, except as contemplated in connection with the performance of its services under this agreement, as authorized by the Company or as required by law, regulation or legal process, it will treat as confidential all Confidential Information; provided, however, that KBW may disclose such Confidential Information to its agents and advisors who are assisting or advising KBW in performing its services hereunder and who have been instructed to be bound by the terms and conditions of this paragraph. As used herein, the term “Confidential Information” shall not include information which (a) is or becomes available to the public other than as a result of a disclosure by KBW or its representatives in violation of this Agreement, (b) was available to KBW on a non-confidential basis prior to its disclosure to KBW or its representatives by the Company, or (c) becomes available to KBW on a non-confidential basis from a person other than the Company who is not known to KBW to be bound not to disclose such information pursuant to a contractual obligation of confidentiality to the Company. It is understood by the parties hereto that the receiving party shall be deemed to have satisfied its obligation to hold the Confidential Information confidential if it exercises the same care as it takes to preserve the confidentiality of its own similar information.

KBW further acknowledges that a portion of the Information provided to it in connection with its engagement hereunder will include nonpublic personal data regarding Company customers and bank account records. KBW agrees that such information shall be deemed to be “Confidential Information” under this Agreement and shall not be used or disclosed except in accordance with the terms of this Agreement.

If at any time KBW is served with any judicial or administrative order, judgment, decree, motion, writ, or other form of judicial or administrative process which in any way affects any property of the Company, KBW is authorized to comply therewith in any reasonable manner as it or its legal counsel of its own choosing deems appropriate; provided that the Agent shall, if

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

permissible by law or regulation, endeavor to give notice thereof to the Company. If KBW complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, KBW shall not be liable to any of the parties, or to any other person or entity, even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

7.	Limitations of Responsibilities.

KBW, as Agent, (a) shall have no duties or obligations other than the contractual obligations specifically set forth herein; (b) will be regarded as making no representations and having no responsibilities as to the validity, sufficiency, value or genuineness of any order form or any stock certificates or statements of ownership or the shares of Common Stock represented thereby, and will not be required to and will make no representations as to the validity, value or genuineness of any offer in connection with the Offerings or otherwise; (c) shall not be obliged to take any legal action hereunder which might in its sole judgment involve any expense or liability, unless it shall have been furnished with indemnity satisfactory to it; and (d) may rely on and shall be protected in acting in reliance upon any certificate, instrument, opinion, notice, letter, telex, telegram, or other document or security delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties.

The duties, responsibilities and obligations of KBW, as Agent, shall be limited to those expressly set forth herein, and no duties, responsibilities or obligations shall be inferred or implied. KBW, in its capacity as Agent, shall not be subject to, nor required to comply with, any other agreement between or among any or all of the parties hereto and/or any other person or entity, even though reference thereto may be made herein or therein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any person or entity other than the Company. Except as may otherwise specifically be set forth herein, KBW shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

KBW, as Agent in furnishing services to the Company under this Agreement, is acting only as an independent contractor and is not a fiduciary of, nor will its entering into this Agreement give rise to fiduciary duties to, the Company. KBW does not undertake by this Agreement or otherwise to perform any obligation of the Company, whether regulatory, contractual, or otherwise. KBW has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by it under this Agreement unless otherwise provided in this Agreement. The Company understands and agrees that KBW may perform services substantially similar to those to be performed hereunder for others, and nothing herein is intended to restrict or prohibit KBW from performing such services for others.

No implied duties or obligations shall be read into this Agreement against KBW, and KBW, in its capacity as such, shall not be bound by any provision of any agreement between the Company and any other person or entity other than this Agreement, and KBW shall have no duty to inquire

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

into, or to take into account its knowledge of, the terms and conditions of any agreement made or entered into in connection with this Agreement.

8.	Indemnification; Contribution; Limitations of Liability.

The Company agrees to indemnify and hold harmless KBW and its affiliates, the respective partners, directors, officers, employees, and agents of KBW and its affiliates and each other person, if any, controlling KBW or any of its affiliates and each of their successors and assigns (KBW and each such person being an “Indemnified Party”) to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under applicable federal or state law, and reasonably related to or arising out of the engagement of KBW pursuant to, and the performance by KBW of the services contemplated by, this Agreement , and will reimburse any Indemnified Party for all expenses (including legal fees and expenses) as they are incurred, including expenses incurred in connection with the investigation, preparing for or defending any such action or claim whether or not in connection with pending or threatened litigation, or any action or proceeding arising therefrom, whether or not KBW is a party. The Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from KBW’s bad faith or gross negligence.

If the indemnification provided for in the foregoing paragraph is judicially determined to be unavailable (other than in accordance with the terms hereof) to any person otherwise entitled to indemnity in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such person hereunder, the Company shall contribute to the amount paid or payable by such person as a result of such losses, claims, damages or liabilities (and expenses relating thereto) (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and KBW, on the other hand, of the engagement provided for in this Agreement or (ii) if the allocation provided for in clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of the Company and KBW, as well as any other relevant equitable considerations; provided, however, in no event shall KBW's aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by KBW under this Agreement. For the purposes of this Agreement, the relative benefits to the Company and to KBW of the engagement under this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company in the Conversion and the Offerings that are the subject of the engagement hereunder, whether or not consummated, bears to (b) the fees paid or to be paid to KBW under this Agreement.

The Company also agrees that neither KBW, nor any of its affiliates nor any officer, director, employee or agent of KBW or any of its affiliates, nor any person controlling KBW or any of its affiliates, shall have any liability to the Company for or in connection with such engagement

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company which are finally judicially determined to have resulted primarily from KBW’s bad faith or gross negligence. The foregoing agreement shall be in addition to any rights that KBW, the Company or any Indemnified Party may have at common law or otherwise, including, but not limited to, any right to contribution. For the sole purpose of enforcing and otherwise giving effect to the provisions of this Agreement, the Company hereby consents to personal jurisdiction and service and venue in any court in which any claim which is subject to this agreement is brought against KBW or any other Indemnified Party.

KBW shall not be responsible nor liable for delays, errors or omissions arising from, relating to or made in connection with circumstances beyond its reasonable control, including but not limited to, acts or omissions of the Company or any of its advisors or agents, acts of governmental authorities, acts of civil commotion or riot, insurrection, acts of military authority, war or acts of war or terrorism, national emergencies, labor difficulties, fire, flood, weather-related problems, acts of God or nature, mechanical or electrical breakdown, computer problems, failure or unavailability of communications or power supply or any change in law or regulation materially affecting KBW or the Company.

In no event shall KBW be liable for: (i) acting in accordance with or relying upon any instruction, request, notice, demand, certificate, order or document from the Company or any authorized representative acting on its behalf or (ii) for any consequential, indirect, incidental, punitive, exemplary or special damages of any kind whatsoever (including but not limited to lost profits) even if KBW has been advised of the possibility of such damages. Any liability of KBW shall be limited to the amount of fees paid to KBW for the Services performed by KBW as Agent pursuant to this Agreement. A claim by Company for a return of fees paid to KBW by the Company for the Services performed as Agent pursuant to this Agreement shall be the sole and exclusive remedy for any damages. This limitation of liability is intended to apply to the full extent allowed by law, regardless of the grounds or nature of any claim asserted.

The Company agrees that it will not, without the prior written consent of KBW, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not KBW is an actual or potential party to such claim, action, suit, or proceeding) unless such settlement, compromise or consent includes an unconditional release of KBW from all liability arising out of such claim, action, suit or proceeding.

It is understood that KBW’s engagement referred to above may be embodied in one or more separate written agreements and that, in connection with such engagement, KBW may also be requested to provide additional services or to act for the Company in one or more additional capacities. The indemnification provided hereunder shall apply to said engagement, any such additional services or activities and any modification, and shall remain in full force and effect following the completion or termination of KBW’s engagement or this Agreement.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

9.	Commencement and Termination.

This Agreement shall commence immediately upon execution hereof by all parties and shall continue in force until the consummation or termination of the Conversion or the Offerings or the termination of this Agreement. This Agreement may only be terminated by the Company for cause due to action by KBW constituting a material violation of applicable law or a material breach of this Agreement, which breach remains uncured for ten (10) business days after written notice of such breach is delivered by the Company to KBW. This Agreement may only be terminated by KBW in the event of one or more of the following: (i) termination of the Advisor Agreement; (ii) circumstances described in this Agreement in the second paragraph under the heading “Miscellaneous”; (iii) action by the Company constituting a material violation of applicable law or a material breach of this Agreement (including as described in this Agreement in the first paragraph under the heading “Duties and Obligations” or failure to pay the fees and expenses of KBW as set forth herein), which breach remains uncured for ten (10) business days after written notice of breach is delivered by KBW to the Company or (iv) any proceeding in bankruptcy, reorganization, rehabilitation, guaranty fund action, receivership or insolvency is commenced by or against the Company, the Company shall become insolvent, or cease paying its obligations as they become due.

10.	Survival of Obligations.

The covenants and agreements of the parties hereto, including those set forth under “Indemnification; Contribution; Limitations of Liability” above, will remain in full force and effect and will survive the consummation of the Conversion and the Offerings or the termination of this Agreement, and KBW, its affiliates, the officers, directors, employees and agents of KBW and any of its affiliates, and any person controlling KBW and any of its affiliates, shall be entitled to the benefit of the covenants and agreements thereafter.

11.	Miscellaneous.

The parties hereto acknowledge that there are no third party beneficiaries to this Agreement, which is for the exclusive benefit of the parties hereto. No other person or entity or their respective heirs, successors and assigns shall be deemed to have any legal or equitable right, remedy or claim hereto.

In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by KBW hereunder, KBW will provide the Company a reasonable opportunity to resolve such uncertainty or ambiguity and in the event that such uncertainty or ambiguity is unresolved KBW may, in its sole discretion, take any action it deems appropriate or refrain from taking any action unless and until KBW receives written instructions from the Company clarifying the ambiguity or uncertainty, and KBW shall not be liable for acting or the failure to take any action during this period. In the event of any disagreement between the Company and any other person or entity resulting in adverse claims and demands being made

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

herein or affected hereby, KBW shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition under this Agreement, and in so doing shall be entitled to continue to refrain from acting until: (i) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court of competent jurisdiction or (ii) all differences shall have been settled by agreement among the adverse claimants and the Company or other persons or entities and KBW shall have been notified in writing of such agreement signed by the Company and the adverse person(s) or entity(ies). In the event of such disagreement, KBW may, but need not, tender into the registry or custody of any court of competent jurisdiction all property in KBW’s possession pursuant to the terms of this Agreement, together with such legal proceedings as KBW deems appropriate, and thereupon KBW shall be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive KBW of compensation or expenses paid or payable hereunder for Services, and KBW shall not be liable with respect to any suspension of performance, delay or otherwise as a result of the tendering of such property. KBW shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve KBW in any cost, expense, loss or liability unless indemnification, satisfactory to KBW, in its sole discretion, shall be furnished by the Company. KBW shall be indemnified for all reasonable costs (including employee time at the employee’s hourly rate determined by his annual salary) and reasonable attorneys’ fees and expenses in connection with any such action.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and can be altered only by written consent signed by the parties. This Agreement supersedes any other agreements, either oral or written, among the parties hereto with respect to the specific subject matter hereof, but not any engagement, underwriting, agency or other agreements among the parties pursuant to which KBW is acting as the Company’s financial advisor, underwriter, placement agent, investment banker or in any similar capacity, including without limitation the Advisory Agreement. Except as specifically set forth herein, each party hereto acknowledges that no representation, inducement, promise or agreement, written, oral or otherwise, has been made by any party, or anyone acting on behalf of any party, which is not embodied or expressly stated herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding in relation to the Services. The Company hereby acknowledges and agrees that: (i) KBW has made full and complete disclosure to the Company of the possibility or existence of any conflict of interest resulting from KBW serving as both data processing records management agent pursuant to this Agreement and as financial advisor, underwriter, placement agent, investment banker or in any similar capacity pursuant to the Advisory Agreement or any other separate agreement and (ii) having received full disclosure thereof, the Company hereby waives any such conflict of interest and consents to KBW serving in such dual capacity.

This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof. Any right to trial by jury with

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

respect to any claim or action arising out of this Agreement or conduct in connection with the engagement is hereby waived by the parties hereto.

This Agreement may be executed in several counterparts, which taken together, shall constitute one and the same document. All section headings used herein are for convenience and ease of reference only and do not constitute part of this Agreement and shall not be referred to for the purpose of defining, interpreting, construing or enforcing any of the provisions of this Agreement. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties to this Agreement may require.

This Agreement may not be assigned by any party without the prior written consent of the other parties hereto and any purported assignment made in violation of the foregoing shall be void and have no legal effect; except that consent is not required for an assignment to a KBW affiliate or successor in interest. This Agreement may be modified only by a written amendment signed by all of the parties hereto and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged. No waiver of the breach of any provision or term of this Agreement shall be deemed or construed to be a waiver of any other or subsequent breach.

Should any term or provision, or portion of such provision, of this Agreement be invalid or unenforceable, the scope thereof or the period covered thereby or otherwise, such term, provision, or portion of such provision, shall be deemed to be reduced and limited to enable KBW or the Company, as applicable, to enforce it to the maximum extent permissible under the laws and public policies applied under the jurisdiction in which enforcement is sought. If any term or provision of this Agreement is held or deemed to be invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, such term or provision shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement which shall be construed to preserve, to the maximum extent permissible, the intent and purposes of this Agreement. Any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such terms or provisions in any other jurisdiction.

All media releases, public announcements and public disclosures by either party or its agents relating to this Agreement or the subject matter of this Agreement, but not including any announcement intended solely for internal distribution at such party or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of such party, shall be coordinated with and approved by the other party prior to the release thereof, which approval shall not be unreasonably withheld.

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

12.	Notices.

Except as otherwise contemplated by this Agreement, all notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement, other than in the normal course of conducting the Services, can be by certified or registered mail, personal delivery or transmitted by any standard form of telecommunication with proof of delivery addressed as follows:

(a)	If to the Agent:
Keefe, Bruyette & Woods, Inc.
70 W Madison, Suite 2401
Chicago, IL 60602
Attn: James T. Crotty
Telephone: (312) 423-8274
Fax: (312) 423-8232

If to the Company:
AF Mutual Holding Company
Alamogordo Financial Corp.
BANK’34
500 East 10th Street
Alamogordo, NM 88310
Attn: Jill Gutierrez

Each party may designate by notice in writing a new address/addressee to which any notice, demand, request or communication may thereafter be provided. If the foregoing correctly sets

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com

AF Mutual Holding Company

Alamogordo Financial Corp.

BANK’34

December 23, 2015

forth our mutual understanding, please so indicate by signing and returning the original copy of this letter to the undersigned.

Very truly yours,

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ James T. Crotty	Date:	12/23/2015
James T. Crotty
Director

AF Mutual Holding Company

BANK ‘34

Alamogordo Financial Corp.

By:	/s/ Jill Gutierrez	Date:	12/29/2015
Jill Gutierrez
Chief Executive Officer

Keefe, Bruyette & Woods • 70 West Madison, Suite 2401 • Chicago, IL 60602

312.423.8200 • 800.929.6113 • Fax 312.423.8232 • www.kbw.com